EXHIBIT 99.1

Joint Filer Information

Each of the following joint filers has designated Crestview Partners II GP, L.P. as the “Designated Filer” for purposes of the attached Form 4:

1.	Crestview Partners II SES Investment B, LLC c/o Crestview Partners 590 Madison Avenue, 42nd floor New York, NY 10022

2.	Crestview Partners II SES Investment, LLC c/o Crestview Partners 590 Madison Avenue, 42nd floor New York, NY 10022

3.	Crestview Advisors, L.L.C. c/o Crestview Partners 590 Madison Avenue, 42nd floor New York, NY 10022

4.	Robert V. Delaney, Jr. c/o Crestview Advisors, L.L.C. 590 Madison Avenue, 42nd floor New York, NY 10022

Date of Event Requiring Statement: April 8, 2026

Issuer Name and Ticker or Trading Symbol: Select Water Solutions, Inc. [WTTR]

CRESTVIEW PARTNERS II SES INVESTMENT B, LLC

By:	/s/ Poojitha Manta
Name: Poojitha Manta
Title: Chief Compliance Officer

CRESTVIEW PARTNERS II SES INVESTMENT, LLC

By:	/s/ Poojitha Manta
Name: Poojitha Manta
Title: Chief Compliance Officer

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Poojitha Manta
Name: Poojitha Manta
Title: Chief Compliance Officer

ROBERT V. DELANEY, JR.

By:	/s/ Poojitha Manta, Attorney-in-Fact

Date: April 9, 2026